EXHIBIT 32.1

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350), Stephen Kelly, Chief Executive Officer of Chordiant Software, Inc. (the “Company”), and Michael Shannahan, Chief Financial Officer of the Company, each hereby certifies that, to his knowledge:

1.  The Company’s Annual Report on Form 10-K/A for the period ended December 31, 2003, and to which this Certification is attached as Exhibit 32.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and

2.  The information contained in the Annual Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

This certification accompanies the Form 10-K/A to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Chordiant Software, Inc. under the Securities Act of 1934, as amended (whether made before or after the date of the Form 10-K/A), irrespective of any general incorporation language contained in such filing.

Dated: March 29, 2004

/s/ STEPHEN KELLY
Stephen Kelly, Chief Executive Officer

/s/ MICHAEL J. SHANNAHAN
Michael J. Shannahan, Chief Financial Officer